UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): October 1, 2012

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Hermosa Court, Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Ariba, Inc., a Delaware corporation (“Ariba”), is filing this Current Report on Form 8-K in connection with the completion of the acquisition of Ariba by SAP AG. The acquisition was effected pursuant to the Agreement and Plan of Merger, dated as of May 22, 2012 (the “Merger Agreement”) by and among SAP America, Inc., a Delaware corporation that is a subsidiary of SAP AG (“SAP America”), Angel Expansion Corporation, a Delaware corporation that was a wholly owned subsidiary of SAP America (“Merger Sub”), and Ariba. Ariba and SAP AG announced on May 22, 2012 that they had entered into the Merger Agreement. The Merger Agreement was adopted by Ariba’s stockholders on August 29, 2012.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2012, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Ariba, with Ariba surviving as a wholly owned subsidiary of SAP America (the “Merger”).

The information set forth in Items 3.03 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 1, 2012, in connection with the Merger, Ariba notified The Nasdaq Global Select Market (“Nasdaq”) that the Merger was completed and requested that Nasdaq file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) on Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist the common stock, par value $0.002 per share, of Ariba (the “Shares”). Ariba will file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of the Ariba’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders

On October 1, 2012, pursuant to the terms of the Merger Agreement, each outstanding Share was converted into the right to receive $45.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), other than Shares held by Ariba or any of its subsidiaries as treasury stock or by SAP America or any of its subsidiaries, which Shares will be cancelled without payment, and Shares held by stockholders, if any, who perfected appraisal rights under Delaware law with respect to any such Shares.

Also, each Ariba stock option, whether vested or unvested, that was unexpired, unexercised and outstanding at the effective time of the Merger, was cancelled in exchange for the right to receive an amount in cash equal to the product of (i) the aggregate number of Shares subject to such option and (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such stock option, without interest and less any applicable withholding taxes. All unvested Shares subject to forfeiture or a right of repurchase by Ariba at the effective time of the Merger (“Restricted Stock”) and all of Ariba’s performance stock units and restricted stock units (collectively, the “Equity Plan Stock”) that were unvested at the effective time of the Merger, in each case, other than those held by non-employee directors, remain subject to the service-based vesting terms that applied with respect to such shares of Restricted Stock or Equity Plan Stock immediately prior to the effective time of the Merger under the award agreement applicable to such shares of Restricted Stock or Equity Plan Stock. Each holder of unvested shares of Restricted Stock or Equity Plan Stock will be paid in a cash lump-sum equal to the Merger Consideration (without interest and less any applicable withholding taxes) on the date upon which such shares of Restricted Stock or Equity Plan Stock would have vested under the terms and conditions set forth in the applicable award agreement. All shares of Restricted Stock or Equity Plan Stock that were vested at the effective time of the Merger, other than those held by non-employee directors, were cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration, without interest and less any applicable withholding taxes. All shares of Restricted Stock and Equity Plan Stock held by non-employee directors were cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration (without interest) within 30 days following the effective time of the Merger. Each share of Equity Plan Stock that vests based on a combination of performance and service-based requirements will be deemed to have achieved maximum performance, but the service-based vesting requirements will continue to apply under such award.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Ariba’s Current Report on Form 8-K, filed with the SEC on May 22, 2012, and is incorporated herein by reference.

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

Item 5.01 Changes in Control of Registrant

A change in control of Ariba occurred on October 1, 2012, at the effective time of the Merger. As a result, Ariba became a wholly owned subsidiary of SAP America.

The aggregate consideration to be paid by SAP America in connection with the Merger is approximately $4.4 billion, which consideration will be funded from SAP AG’s cash on hand.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

In accordance with the terms of the Merger Agreement and effective as of the effective time of the Merger, the then-current directors of Ariba resigned and ceased to be directors of Ariba, and the director of Merger Sub immediately prior to the effective time of the Merger became the initial director of the surviving corporation.

On September 30, 2012, Ahmed Rubaie resigned as Executive Vice President and Chief Financial Officer.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

At the effective time of the Merger, the certificate of incorporation of Ariba was amended and restated in its entirety as set forth in Exhibit 3.1 and, as so amended and restated, became the certificate of incorporation of Ariba, and the bylaws of Ariba were amended and restated to read as the bylaws of Merger Sub, except that all references therein to Merger Sub were amended to become references to Ariba, and became the bylaws of Ariba at the effective time of the Merger.

The certificate of incorporation and the bylaws of Ariba as so amended and restated are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated herein by reference.

Item 8.01 Other Events

On October 1, 2012, SAP AG and Ariba issued a joint press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Ariba, Inc.

3.2	Amended and Restated Bylaws of Ariba, Inc.

99.1	Press Release of SAP AG and Ariba, Inc. dated October 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: October 1, 2012	By:	/s/ David Middler
David Middler Secretary, Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Ariba, Inc.

3.2	Amended and Restated Bylaws of Ariba, Inc.

99.1	Press Release of SAP AG and Ariba, Inc. dated October 1, 2012